UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2021

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey 07052
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock No Par Value	LINC	NASDAQ

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2021, Lincoln Educational Services Corporation (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”) virtually via live webcast. A total of 26,988,965 shares of common stock $0.01 par value per share (the “Common Stock”) each of which is entitled to one vote, and a total of 12,700 shares of the Company’s Series A convertible Preferred Stock, no par value per share (the “Preferred Stock”) each of which was entitled to 423.729 votes per share representing the number of shares of Common Stock into which each share of Preferred Stock is convertible, were issued and outstanding and entitled to vote as of March 8, 2021 the record date for the Annual Meeting. There were 22,713,689 shares of Common Stock and 12,700 shares of Preferred Stock represented in person or by proxy at the Annual Meeting constituting a quorum (representing approximately 96.1% of the voting power of the Company’s outstanding capital stock).  With respect to Proposal 1, holders of Common Stock and Series A Preferred Stock voted together as a single class with the holders of Series A Preferred Stock voting on an as-converted basis on the election of James J. Burke, Jr., Kevin M. Carney, Celia H. Currin, Ronald E. Harbour, J. Barry Morrow, Michael A. Plater, Carlton E. Rose and Scott M. Shaw (eight of the nine director nominees), while the holders of Series A Preferred Stock, voting separately as a class, voted on the election of John A. Bartholdson. Proposals 2 and 3 were voted on by the holders of Common Stock and Series A Preferred Stock voting together as a single class with the holders of Series A Preferred Stock voting on an as-converted basis.  Each of the proposals was approved by the requisite vote of the Company’s shareholders. Set forth below are the proposal acted upon by the shareholders at the Annual Meeting as further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2021 and the final voting results for each proposal:

Proposal Number 1:  To elect the following 9 individuals named in the Company’s proxy statement as directors of the Company for a one-year term which will expire at the 2021 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  Each nominee for director was elected by a vote of the shareholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John A. Bartholdson*	5,381,358	0	0
James J. Burke, Jr.	23,823,812	625,848	3,645,387
Kevin M. Carney	24,360,235	89,425	3,645,387
Celia H. Currin	23,860,083	589,577	3,645,387
Ronald E. Harbour	24,358,180	91,480	3,645,387
J. Barry Morrow	24,360,844	88,816	3,645,387
Michael A. Plater	24,352,754	96,906	3,645,387
Carlton E. Rose	24,353,354	96,306	3,645,387
Scott M. Shaw	24,361,235	88,425	3,645,387

*The holders of Series A Preferred Stock, voting separately as a class, voted on the election of John A. Bartholdson.

Proposal Number 2: To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Company’s proxy statement.  The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,769,090	517,631	162,939	3,645,387

Proposal Number 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.  The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,898,267	14,439	182,341	-0-

Item 7.01	Regulation FD Disclosure.

On May 6, 2021, the Company presented additional background information on the Company and on its strategic plan (the “Shareholder Presentation”) during its Annual Meeting of Shareholders held virtually.  A copy of the Shareholder Presentation, which is available on the Company’s website at www.lincolntech.edu under the tab “Investor Relations,” is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information in this Item 7.01 and the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

99.1	Company’s Management Presentation at the 2021 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: May 6, 2021

	By:	/s/ Alexandra M. Luster
Name:	Alexandra M. Luster
Title:	General Counsel